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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 26, 2001
                                                         ---------------



                          The Williams Companies, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                 1-4174              73-0569878
          ---------------         ------------       ---------------------
          (State or other          (Commission       (I.R.S. Employer
          jurisdiction of         File Number)         Identification No.)
          incorporation)



      One Williams Center, Tulsa, Oklahoma                  74172
      ------------------------------------                  ------
    (Address of principal executive offices)              (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



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Item 5.    Other Events.

         The Williams Companies, Inc. (the "Company") reported unaudited first quarter 2001 results from continuing operations of $378.3 million, or 78 cents per share, compared with a restated $138.9 million, or 31 cents per share, for the same period last year. Unaudited consolidated net income for the first quarter of 2001, which includes the effects of discontinued operations, was $199.2 million, or 41 cents per share, compared with 22 cents per share for the same period last year.

Item 7.    Financial Statements and Exhibits.

         The Company files the following exhibit as part of this report:

         Exhibit 99. Copy of the Company's press release dated April 26, 2001, publicly announcing the earnings reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 THE WILLIAMS COMPANIES, INC.


Date: April 27, 2001                             /s/ SUZANNE H. COSTIN
                                                 -------------------------------
                                                 Name:  Suzanne H. Costin
                                                 Title: Corporate Secretary


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                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  99           Copy of the Company's Press Release dated April 26, 2001,
               publicly announcing the earnings reported herein.